Exhibit 10.8

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of the 29th day of July, 2010, by and between Rayonier Inc., a North Carolina corporation (“Assignor”), and Rayonier Operating Company LLC, a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, Assignor is a Borrower under that certain Five-Year Revolving Credit Agreement, dated as of August 4, 2006 (as amended or modified from time to time, the “Credit Agreement”), among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Forest Resources L.P., and any Additional Borrower (as defined therein), as borrowers, certain lenders from time to time parties thereto (the “Lenders”), certain Issuing Banks parties thereto, and Credit Suisse AG (formerly known as Credit Suisse), acting through its Cayman Islands Branch, as Administrative Agent (the “Administrative Agent”) for said Lenders, pursuant to which the Lenders made certain loans to the Borrowers;

WHEREAS, pursuant to the Guarantee Agreement, Assignor guaranteed the obligations of the other Borrowers under the Credit Agreement;

WHEREAS, Assignee is a direct subsidiary of Assignor;

WHEREAS, Assignor has executed an Additional Borrower Designation under, and as defined in, the Credit Agreement;

WHEREAS, Assignor desires to assign all of its obligations as Borrower under the Credit Agreement to Assignee, and Assignee desires to assume all such obligations under the Credit Agreement and become an Additional Borrower (as defined in the Credit Agreement) under the Credit Agreement; and

WHEREAS, Section 5.03(c) of the Credit Agreement permits such assignment from Assignor to Assignee, subject to the conditions set forth in Section 3.03 of the Credit Agreement, and in the definition of “Additional Borrower”.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Capitalized terms used but not otherwise defined in this Agreement have the meanings given said terms in the Credit Agreement.

2. Assignor hereby irrevocably assigns to Assignee, and Assignee hereby irrevocably assumes from Assignor, all of Assignor’s rights, benefits, title, interests, liabilities and obligations as Borrower under the Credit Agreement and the other Loan Documents (as such agreements may be amended, supplemented, restated or otherwise modified from time to time, the “Assigned Loan Documents”).

3. From and after the date of this Agreement, (a) Assignee will be a party to the Assigned Loan Documents and will have the rights and obligations as the Additional Borrower thereunder and will be bound by all of the provisions of the Assigned Loan Documents applicable to the Additional Borrower thereunder; including, but not limited to, the payment of all Revolving Credit Advances and LC Disbursements and all interest in accordance with the terms of the Assigned Loan Documents, (b) all Revolving Credit Advances owing by Assignor and then outstanding shall be deemed to be Revolving

Credit Advances made to and owing by Assignee and (c) all Letters of Credit issued for the account of Assignor and then outstanding shall be deemed to be Letters of Credit issued for the account of Assignee and Assignee shall have full liability in respect thereof to the same extent as though such Letters of Credit had been issued for the account of Assignee (and the Assignor and Assignee shall each be deemed to be an account party under each such Letter of Credit).

4. Notwithstanding anything to the contrary set forth herein, (a) Assignor is not assigning any of the rights, interests, obligations or liabilities that it has under the Loan Documents as a Guarantor, (b) Assignor remains bound as a Guarantor under the Loan Documents to which it is a party, including, the Guarantee Agreement, (c) Assignee will be a Guarantor under the Guarantee Agreement, and (d) the covenants set forth in Section 5.02 and Section 5.03 of the Credit Agreement, which are specific to Assignor as a publicly traded company and the corporate parent of Assignee, shall remain effective with respect to Assignor.

5. For the benefit of Assignee, the Administrative Agent and the Lenders, Assignor represents and warrants as follows:

(a) No Default or Event of Default has occurred and is continuing.

(b) Assignor has performed and complied with all agreements and conditions contained in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof.

6. For the benefit of the Administrative Agent and the Lenders, each of Assignee and Assignor represents and warrants as follows:

(a) The execution, delivery and performance of this Agreement are within such party’s powers and have been duly authorized by all necessary limited liability company, corporate or other action.

(b) This Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or any other third party is required for the due execution, delivery and performance by Assignor or Assignee of this Agreement.

(d) The assignments by the Assignor and assumptions by the Assignee made hereunder are made in compliance with, and in satisfaction of, the provisions in the Credit Agreement and the other Loan Documents applicable to the designation of an Additional Borrower (including without limitation, the requirements set forth in the definition of “Additional Borrower” in Section 1.01 of the Credit Agreement, and the conditions precedent set forth in Section 3.03 of the Credit Agreement).

7. This Agreement will be binding upon and will inure to the benefit of Assignor and Assignee and their respective successors and assigns.

8. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

12. Any one or more of the provisions in this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality and unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13. This Agreement constitutes a Loan Document executed in connection with the Credit Agreement. Each of the parties hereto agree that Credit Suisse AG (in its capacity as Administrative Agent under the Credit Agreement, the Guarantee Agreement and the other Loan Documents) shall be a third-party beneficiary of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective duly authorized officers.

ASSIGNOR:

RAYONIER INC.

By:	/s/ Hans E. Vanden Noort
Name:	Hans E. Vanden Noort
Title:	Senior Vice President and Chief Financial Officer

ASSIGNEE:

RAYONIER OPERATING COMPANY LLC

By:	/s/ Hans E. Vanden Noort
Name:	Hans E. Vanden Noort
Title:	Senior Vice President and Chief Financial Officer

SIGNATURE PAGE TO

REVOLVING CREDIT AGREEMENT ASSIGNMENT AND ASSUMPTION AGREEMENT